UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 21, 2011
Date of Report (date of earliest event reported)
SKYPEOPLE FRUIT JUICE, INC.
(Exact name of Registrant as specified in its charter)
Florida	000-32249	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
16F, National Development Bank Tower , No. 2, Gaoxin 1st Road, Xi’an, China
(Address of principal executive offices, including zip code)
011-86-29-88377216
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Current Chief Financial Officer and Corporate Secretary

Effective September 21, 2011, Spring Liu resigned from her position as Chief Financial Officer (the principal financial and accounting officer) and Corporate Secretary of SkyPeople Fruit Juice, Inc. (the “Company”) to pursue other interests..  There were no disagreements between Ms. Liu and the Company’s management or the Board of Directors of the Company.

Appointment of New Chief Financial Officer

Effective September 21, 2011, in replacement of Ms. Spring Liu, the Board of Directors of the Company appointed Cunxia Xie as the Chief Financial Officer (the principal financial and accounting officer) of the Company.

Prior to her appointment as the Company’s Chief Financial Officer, Ms. Cunxia Xie, age 43, had been serving as the Chief Financial Officer of SkyPeople Juice Group Co., Ltd. a company organized under the laws of the People’s Republic of China and a 99.78% indirectly-owned subsidiary of the Company since 2009.  From 2003 to 2009, Ms. Xie served as Financial Accounting Manager at China Haisheng Juice Holding Corporation, a company listed on the Hong Kong Stock Exchange.  Ms. Xie is experienced in corporate management, financial accounting and internal control in China. Ms. Xie earned an undergraduate diploma in accounting by passing the  Chinese National Self-examination in Financial Accounting in 1994.  She graduated from Shaanxi Light Industry School and received an associate degree in Financial Accounting in 1990.  She received one month training in Advanced Business Management and Advanced Financial and Accounting Management in April 2008 and July 2007 at Qinghua University, respectively.

Item 8.01	Other Events

On September 23, 2011, the Company issued a press release regarding Ms. Liu’s resignation from her position and Ms. Xie’s appointment, as the Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

99.1           A copy of the press release issued by the Company on September 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYPEOPLE FRUIT JUICE, INC.

Date: September 23, 2011	By:	/s/ Yongke Xue
Yongke Xue Chief Executive Officer